Exhibit 10.20

                              THIS DOCUMENT CONSTITUTES PART OF A
                              PROSPECTUS COVERING SECURITIES THAT
                              HAVE BEEN REGISTERED UNDER THE
                              SECURITIES ACT OF 1933.


                         BECKMAN INSTRUMENTS, INC.

            LEGENDED STOCK AGREEMENT AND ELECTION FOR DEFERRAL
               OF A PORTION OF THE FY 93 EXECUTIVE BONUS PLAN



     This Legended Stock Agreement and Election For Deferral (the
"Agreement") is entered into between Beckman Instruments, Inc., a Delaware corporation (the "Company"), and _______________________, an employee of the Company or a subsidiary of the Company
("Employee").

                                 RECITALS

     A. The Company has established the Beckman Instruments, Inc. Incentive Compensation Plan of 1990, as amended (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement, which provides for the issuance of shares of the Company's Common Stock, $.10 par value, subject to certain restrictions thereon (hereinafter referred to as "Legended Stock");

     B. The Company has established the Beckman Instruments, Inc. FY 93 Executive Bonus Plan With Deferred Stock Award Option;

     C. Employee elects to defer the Beckman net earnings results portion of any award granted to Employee under the provisions of the FY 93 Executive Bonus Plan and the additional premium amount in accordance with the Deferred Stock Award Option of the Executive Bonus Plan and to have such amount paid in the form of the Company's Common Stock issued under the Plan subject to certain restrictions thereon; and

     D.   The Organization and Compensation Committee of the
Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Legended Stock provided for herein to Employee in consideration of past services to the Company and/or its subsidiaries, and has advised the Company thereof and instructed the undersigned officer to issue said Legended Stock;

     THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                 ARTICLE I

                           ELECTION FOR DEFERRAL


Section 1.1 - Irrevocable Election

     Employee acknowledges and agrees that this election is irrevocable once made and that it is not effective unless received by the Company on or before August 10, 1993.


Section 1.2 - Deferred Amount

     Employee acknowledges and agrees that: (a) This election applies only to the Beckman net earnings results portion of any award granted Employee under the provisions of the FY 93 Executive Bonus Plan; (b) The amount deferred pursuant to this election will be increased by and shall include a thirty-three and one-third percent (33-1/3%) premium and such amount shall then be converted into whole shares of Legended Stock based on the closing price of Beckman stock on the last trading day of the FY 93 Executive Bonus Plan year; and (c) Amounts which would otherwise result in fractional shares will be paid in cash on the regular bonus payment date.


Section 1.3 - Election

     Employee hereby elects that the Beckman net earnings results portion and the premium be deferred and paid in the form of Legended Stock under a grant from the Plan subject to the terms and conditions herein.


                                ARTICLE II

                                DEFINITIONS


     Whenever the following terms are used below in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 2.1 - Change of Control

     "Change of Control" shall have the meaning stated herein and shall be deemed to occur if any of the following events occur: (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; (b) individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board of the Company; (c) the stockholders of the Company approve a merger or consolidation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 80% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 20% or more of the combined voting power of the Company's then outstanding voting securities; or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the preceding sentence, a Change of Control shall not be deemed to have occurred if the "person" described in the preceding sentence is an underwriting syndicate which has acquired the ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

Section 2.2 - Plan

     "Plan" shall mean the Beckman Instruments, Inc. Incentive
Compensation Plan of 1990, as amended and restated May 6, 1992.

Section 2.3 - Pronouns

     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.


Section 2.4 - Legended Stock

     "Legended Stock" shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.


Section 2.5 - Restrictions

     "Restrictions" shall mean the restrictions on sale or other transfer and the exposure to forfeiture imposed upon the Legended
Stock under this Agreement.


Section 2.6 - Retirement

     "Retirement" means termination of employment of Employee under normal or late retirement (but not early retirement) provisions of the Company's applicable retirement policy or plan as determined by the Committee in its discretion.


Section 2.7 - Secretary

     "Secretary" shall mean the Secretary of the Company.


Section 2.8 - Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


Section 2.9 - Termination of Employment

     "Termination of Employment" shall mean the time when the employee-employer relationship between Employee and the Company or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Total Disability or Retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation all questions of whether particular leaves of absence constitute Terminations of Employment.


Section 2.10 - Total Disability

     "Total Disability" shall mean that Employee has satisfied the criteria for determination of disability (without regard to any age requirement) for extended basic life insurance under the Company's life insurance program (such determination shall in no way imply that Employee is otherwise eligible for extended basic life insurance).


Section 2.11 - Treasurer

     "Treasurer" shall mean the Treasurer of the Company.


                                ARTICLE III

                        ISSUANCE OF LEGENDED STOCK


Section 3.1 - Issuance of Legended Stock

     In consideration of Employee's agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, the Company agrees to irrevocably issue to Employee the number of shares of its $.10 par value Common Stock as set forth in Schedule A, upon the terms and conditions set forth in this Agreement. Schedule A shall be distributed to Employee on or about the regular bonus payment date for the FY 93 Executive Bonus Plan. The date of issuance of the Legended Stock shall be the date shown on Schedule A.


Section 3.2 - Consideration to Company

     As partial consideration for the issuance of Legended Stock by the Company, Employee agrees to render faithful and efficient services to the Company or a Subsidiary with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge Employee at any time for any reason, with or without cause.

                                ARTICLE IV

                               RESTRICTIONS


Section 4.1 - Forfeiture of Legended Stock

     All shares of Legended Stock shall be forfeited back to the Company immediately upon a voluntary Termination of Employment occurring within twenty-four (24) months from the date of issuance, other than termination due to Retirement, Total Disability, or death.


Section 4.2 - Legend

     Certificates representing shares of Legended Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 4.3, bear the following legend:

          "The shares represented by this certificate are subject to reacquisition by Beckman
          Instruments, Inc., and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Legended Stock
          Agreement by and between Beckman Instruments, Inc. and the registered owner of such shares."


Section 4.3 - Lapse of Restrictions

     (a) If no forfeiture pursuant to Section 4.1 has occurred, the Restrictions shall lapse with respect to 100% of the shares of Legended Stock on the date which is twenty-four (24) months from the date the Legended Stock is issued.

     (b) Notwithstanding subsection (a) above, the Restrictions will lapse with respect to 100% of the shares of Legended Stock in the following events: (i) A Termination of Employment by death or Total Disability; (ii) A Termination of Employment by Retirement; or, (iii) A Change of Control of the Company.

     (c) As soon as practicable, the Company shall, upon the lapse of the Restrictions, cause new certificates to be issued and delivered to Employee or his legal representative, free from the legend provided for in Section 4.2. Notwithstanding the foregoing, no such new certificate shall be delivered to Employee or his legal representative unless and until Employee or his legal representative shall have paid to the Company (or other employer corporation) in cash the full amount of all federal, state or local withholding or other employment taxes applicable to the taxable income of Employee resulting from the lapse of Restrictions.


Section 4.4 - Merger, Consolidation, Exchange, Acquisition,
              Liquidation or Dissolution

     In the event that the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the Board or the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, by a resolution adopted prior to the occurrence of the reorganization, merger, consolidation, acquisition of property or stock, separation, or liquidation, that for some period of time prior to such event, (i) all Restrictions on such shares of Legended Stock shall terminate or expire, (ii) obligations of the Company in relation to such shares of Legended Stock shall be assumed by such successor corporation, (iii) such shares of Legended Stock shall be cancelled and replaced by substitute shares of Legended Stock of the successor corporation or (iv) such shares of Legended Stock shall be forfeited to the Company in consideration for a cash payment in an amount to be determined by the Committee.


Section 4.5 - Restrictions on New Shares

     In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to a merger of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, or a stock split-up or stock dividend, such new or additional or different shares or securities which are attributable to Employee in his capacity as the owner of the Legended Stock, shall be considered to be Legended Stock and shall be subject to all of the Restrictions, unless the Committee provides, pursuant to Section 4.4 or Section 4.3(b), for the expiration of the Restrictions on the shares of Legended Stock underlying the distribution of the new or additional shares or securities.


                                 ARTICLE V

                               MISCELLANEOUS


Section 5.1 - Administration

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement or the grant or issuance of Legended Stock shall be determined by the Committee in its sole discretion. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding and conclusive upon Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Legended Stock.


Section 5.2 - Legended Stock Not Transferable

     Neither the Legended Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.


Section 5.3 - Conditions to Issuance of Stock Certificates

     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.


Section 5.4 - Escrow

     The Treasurer or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing the Legended Stock, including shares of Legended Stock issued pursuant to Section 4.5, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall Employee retain physical custody of any certificates representing Legended Stock issued to him.


Section 5.5 - Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to him at the last known address shown on Company records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.


Section 5.6 - Rights as Stockholder

     Except as otherwise provided herein, the holder of the Legended Stock shall have all the rights of a stockholder with respect to the Legended Stock, including the right to vote the Legended Stock and the right to receive all dividends or other distributions paid or made with respect to the Legended Stock.


Section 5.7 - Entire Agreement; Modification

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all other written or oral agreements, understandings, representations or proposals which may have been made prior to or concurrently with the execution of the
Agreement.   No modification or amendment of this Agreement or any
additional agreement concerning Legended Stock will take effect unless it is approved by the Committee and is in writing and signed by Employee and the Vice President of Human Resources. Any modification, amendment, or additional agreement must expressly state the intention of the parties to modify or supplement the terms of this Agreement.


Section 5.8 - Receipt of Documents

     Employee acknowledges the receipt of FY 93 Executive Bonus Plan with Stock Award Deferral Option, the Incentive Compensation Plan of 1990 as amended and restated May 6, 1992, Plan prospectus documents, and tax information. Employee acknowledges that he has been encouraged to seek tax and securities counsel before making the election herein.


Section 5.9 - Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.



EMPLOYEE                      BECKMAN INSTRUMENTS, INC.


____________________________  By_________________________________
                                Richard K. Sears
                                Vice President - Human Resources

Date:_______________________